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                                 [LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 12, 1996 relating to the balance sheet of Thompson Book & Supply Company which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company.



Hamilton & Associates, Inc.

By:/s/ANNA HAMILTON, CPA
Anna Hamilton, CPA

Oklahoma City, Oklahoma
March 28, 1997